AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

This Amendment No. 3 (the “Amendment”), made and entered into as of November 4, 2022, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC), a Minnesota limited liability company (“Investment Manager”) and Morgan Stanley Investment Management Inc., a Delaware corporation (“Subadviser”), dated April 8, 2010 as amended February 10, 2016 and March 27, 2018 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Morgan Stanley Investment Management Inc.

1633 Broadway, 29th Floor

New York, NY 10019

Attn: General Counsel – 29th Floor

Email: cg-legalt3@morganstanley.com

with a copy to:

MSIM Inc.

522 Fifth Avenue 5th Floor

New York, NY 10036

Attn: Client Services

Email: fundgovernance@morganstanley.com

Document Number: 365069

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:    (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:    (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

[REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

Document Number: 365069

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Morgan Stanley Investment Management Inc.

By:	/s/ David Weiss	By:	/s/ Anton Kuzmanov
	Signature		Signature

Name:	David Weiss	Name:	Anton Kuzmanov
	Printed		Printed

Title:	Assistant Secretary	Title:	Managing Director

Document Number: 365069

AMENDMENT NO. 3

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[SCHEDULE LISTING FUND AND FEE RATE OMITTED]

Date:    November 1, 2022

Document Number: 365069